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                                                                     Exhibit 8


GOODWIN / PROCTER                      Goodwin Procter LLP   T. 617 570.1000
                                       Counsellors at Law    F. 617.523.1231
                                       Exchange Place        goodwinprocter.com
                                       Boston, MA 02109


                                 April 25, 2001

Capital Crossing Preferred Corporation
Capital Crossing Bank
101 Summer Street
Boston, MA  02110

RE:  CERTAIN FEDERAL INCOME TAX MATTERS

Ladies and Gentlemen:

       This opinion is delivered to you in our capacity as counsel to Capital Crossing Preferred Corporation, a Massachusetts corporation (the "Company"), in connection with the offering and sale of up to 1,725,000 shares of Noncumulative Exchangeable Preferred Stock, Series C, par value $0.01 per share, of the Company, as set forth in the registration statement dated March 14, 2001, as amended by Amendment No. 1 dated April 25, 2001 (the "Registration Statement").

       This opinion letter relates to the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of certain statements in the Registration Statement.

       In rendering our opinions, we have reviewed the Registration Statement and the descriptions set forth therein of the Company and its current and proposed investments and activities. We also have examined the Restated Articles of Organization of the Company, the Bylaws of the Company, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. The foregoing documents, including the Registration Statement, are referred to herein as the "Documents."

       In rendering our opinions, we have relied upon certain factual representations of the Company set forth in a representation letter delivered to us in connection with this opinion letter regarding the manner in which the Company has been and will be owned and operated. We also have relied on the statements contained in the Documents regarding the current and proposed operation and ownership of the Company and its affiliates. We have neither independently investigated nor verified such representations or statements, and we assume that such representations and statements are true, correct and complete.


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Capital Crossing Preferred Corporation
April 25, 2001
Page 2

       In rendering our opinions, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us,
(vii) the factual accuracy of all representations, warranties and other statements made by all parties, and (viii) the continued accuracy of all documents, certificates, warranties and covenants on which we have relied in rendering our opinions and that were given or dated earlier than the date of this letter, insofar as relevant to our opinions, from such earlier date through and including the date of this letter.

       Based upon and subject to the foregoing, we are of the opinion that:

       (i) The Company has been and will be organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's proposed form of organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

       (ii) The discussion set forth under the caption "Federal Income Tax Consequences" in the Registration Statement, to the extent that such discussion constitutes matters of law, summaries of legal matters or legal conclusions, is accurate in all material respects.

       We express no opinion herein other than the opinions expressly set forth above. You should recognize that our opinions are not binding on a court or the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with our opinions. The discussion and conclusions set forth above are based upon current provisions of the Code and the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. Changes in applicable law could adversely affect our opinions.

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Capital Crossing Preferred Corporation
April 25, 2001
Page 3

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Goodwin Procter under the captions "Federal Income Tax Consequences" and "Risk Factors" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.



                                           Very truly yours,


                                           /s/ Goodwin Procter LLP
                                           ------------------------------------
                                           GOODWIN PROCTER LLP